Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-112547 on Form S-8 of our reports dated March 4, 2005, relating to the financial statements and financial statement schedule of Church & Dwight Co., Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Church & Dwight Co., Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 4, 2006